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                                                                Sub-Item 77Q1(a)

                                AMENDMENT NO. 20
                          TO THE AMENDED AND RESTATED
                     AGREEMENT AND DECLARATION OF TRUST OF
        AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)

          This Amendment No. 20 (the "Amendment") to the Amended and Restated Agreement and Declaration of Trust of AIM Variable Insurance Funds (Invesco Variable Insurance Funds) (the "Trust") amends, effective as of April 1, 2011, the Amended and Restated Agreement and Declaration of Trust of the Trust dated as of September 14, 2005, as amended (the "Agreement").

          Under Section 9.7 of the Agreement, this Amendment may be executed by a duly authorized officer of the Trust.

          WHEREAS, the Trustees of the Trust approved this amendment and a vote of the Shareholders is not required for this amendment;

          NOW, THEREFORE, the Agreement is hereby amended as follows:

     1.  Section 3.2  is  amended  to  read  as  follows:

         Section 3.2 Trustees. The number of Trustees shall be such number as shall be fixed from time to time by a majority of the Trustees; provided, however, that the number of Trustees shall in no event be less than two (2) nor more than sixteen (16).

     2. All capitalized terms are used herein as defined in the Agreement unless otherwise defined herein. All references in the Agreement to "this Agreement" shall mean the Agreement as amended by this Amendment.

     3. Except as specifically amended by this Amendment, the Agreement is hereby confirmed and remains in full force and effect.

     IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Trust, has executed this Amendment as of April 1, 2011.


                                         By: /s/ John M. Zerr
                                             --------------------------------
                                             Name:  John M. Zerr
                                             Title: Senior Vice President